                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       JUNIPER PARTNERS ACQUISITION CORP.

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                         PURSUANT TO SECTION 245 OF THE
                        DELAWARE GENERAL CORPORATION LAW

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         JUNIPER PARTNERS ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the "Corporation"), by its Chief Executive
Officer, hereby certifies as follows:

         1. The name of the Corporation is "Juniper Partners Acquisition Corp."

         2. The Corporation's Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on February 3, 2005.

         3. This Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

         4. This Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the
Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware ("GCL").

         5. The text of the Certificate of Incorporation of the Corporation is
hereby amended and restated to read in full as follows:

         FIRST: The name of the corporation is Juniper Partners Acquisition
Corp. (hereinafter sometimes referred to as the "Corporation").

         SECOND: The registered office of the Corporation is to be located at
615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

         THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

         FOURTH: (a) The total number of shares of all classes of capital stock which the Corporation

shall have authority to issue is 25,005,000 of which:

                  (i) 20,000,000 shares shall be Common Stock of the par value of $.0001 per share;

                  (ii) 5,000,000 shares shall be Class B Common Stock of the par value of $.0001 per share; and

                  (iii) 5,000 shares shall be Preferred Stock of the par value of $.0001 per share.

                  (b) Preferred Stock. The Board of Directors is expressly
granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of
Directors providing for the issue of such series (a "Preferred Stock
Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                  (c) Common Stock.

                      1. Dividends. Subject to the preferential dividend rights
applicable to shares of Preferred Stock, the holders of shares of Common Stock and of Class B Common Stock shall be entitled to receive only such dividends as may be declared by the Board of Directors.

                      2. Liquidation. Except as set forth in Paragraph SIXTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, ratably, in proportion to the number of shares held by them, to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock.

                      3. Voting Rights. Except as otherwise required by statute
or as otherwise provided in this Certificate of Incorporation:

                         (a) each outstanding share of Common Stock shall be
entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote other than in connection with a "Business Combination"
during the "Target Business Acquisition Period" (as such

terms are hereinafter defined), and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder; and

                         (b) each outstanding share of Class B Common Stock
shall be entitled to vote on each matter on which the stockholders of the
Corporation shall be entitled to vote, including in connection with a Business
Combination, and each holder of Class B Common Stock shall be entitled to one vote for each share of such stock held by such holder.

                      4. Conversion. The holders of Class B Common Stock shall
have no conversion rights other than as set forth in sub-paragraph B of
Paragraph SIXTH hereof. The holders of Common Stock shall have no conversion rights under any circumstances.

         FIFTH: The name and mailing address of the sole incorporator of the
Corporation are as follows:

                  Name                          Address
                  ----                          -------

                  Sherie B. Rosenberg, Esq.     Graubard Miller
                                                The Chrysler Building
                                                405 Lexington Avenue, 19th Floor
                                                New York, New York 10174

         SIXTH: The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and shall terminate upon the first to occur of (i) the consummation of any "Business
Combination" or (ii) the "Termination Date" (as such terms are hereinafter defined), and may not be amended during the Target Business Acquisition Period.
A "Business Combination" shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business ("Target Business").

         A. Prior to the consummation of any Business Combination with a Target
Business, the Corporation shall submit such Business Combination to the holders of its Class B Common Stock for approval regardless of whether the Business
Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the outstanding shares of Class B
Common Stock cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 20% or more of the outstanding shares of Class B Common Stock exercise their conversion rights described in paragraph B below.

         B. If a Business Combination is approved in accordance with sub-paragraph (A), above, and is consummated by the Corporation, then, in such event:

                  (i) any holder of shares of Class B Common Stock issued in the
Corporation's initial public offering of securities ("IPO") who voted against the Business Combination may, contemporaneous with such vote, demand that the
Corporation convert his shares of Class B Common Stock into cash. If so demanded, the Corporation shall, promptly after consummation of the Business
Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the "Trust Fund" (as hereinafter defined), inclusive of any interest thereon, calculated as of two business days prior to the date of the consummation of the Business Combination, by (ii) the total number of shares of Class B Common Stock then outstanding.
"Trust Fund" shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited; and

                  (ii) thereafter, all of the remaining outstanding shares of
Class B Common Stock for which conversion has not been demanded shall be deemed to automatically convert, effective as of the consummation of the Business
Combination, into the same number of shares of Common Stock.

         C. If, however, the Corporation does not consummate a Business
Combination with a Target Business by the later of (i) 12 months after the consummation of the IPO or (ii) 18 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but such
Business Combination was not consummated within such 12 month period (such later date being referred to as the "Termination Date", and the period from the effectiveness of the Registration Statement filed in connection with the IPO up to and including the first to occur of (x) the consummation of a Business
Combination or (y) the Termination Date being defined as the "Target Business
Acquisition Period"), then, in such event, all outstanding shares of Class B
Common Stock shall be automatically cancelled and shall revert to the status of authorized but unissued shares of Class B Common Stock, and the Corporation shall thereupon distribute, and shall cause its officers to effect the distribution of, the Trust Fund, inclusive of any interest thereon, to the holders of Class B Common Stock within sixty days of the Termination Date. The
Corporation shall pay no distributions out of the Trust Fund to any other shares of capital stock of the Corporation. From and after the Termination Date and until surrendered to the trustee of the Trust Fund, any certificate evidencing shares of Class B Common Stock shall represent solely the right of the holder to receive his ratable proportion of any distribution from the Trust Fund. After the distribution of the Trust Fund and the cancellation of the Class B Common
Stock, the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable.

         D. A recordholder of Class B Common Stock shall be entitled to receive distributions from the Trust Fund only upon distribution of the Trust Fund in accordance with paragraph C, above, or in the event he demands conversion of his shares in accordance with paragraph B, above. In no other circumstances shall a holder of Class B Common Stock have any right or interest of any kind in or to the Trust Fund.

         E. The Board of Directors shall be divided into three classes: Class A,
Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect the Class A directors for a term expiring at the
Corporation's third Annual Meeting of Stockholders. The Class A directors shall then elect the Class B and Class C directors. The directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the first Annual
Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire thereat shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

         SEVENTH: The corporation is to have perpetual existence.

         EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

         B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

         C. The directors in their discretion may submit any contract or act for approval or

ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

         D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of
Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         NINTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the
GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the
Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

                   B. The Corporation, to the full extent permitted by Section
145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

         TENTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this
Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this
Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be signed by Stuart Rekant, its Chief
Executive Officer, as of the 28th day of February, 2005.

                                                  /s/ Stuart Rekant
                                                  ----------------------------
                                                  Stuart Rekant
                                                  Chief Executive Officer